UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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AMERICAN OIL & GAS INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL STOCKHOLDERS’ MEETING
MEETING INFORMATION
RECORD DATE AND VOTING SECURITIES
QUORUM AND VOTING
SOLICITATION AND VOTING OF PROXIES
PROPOSALS FOR STOCKHOLDER ACTION
BOARD OF DIRECTORS
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION

AMERICAN OIL & GAS INC.
1050 17th Street, Suite 2400
Denver, Colorado 80265
(303) 991-0173
NOTICE OF ANNUAL STOCKHOLDERS’ MEETING
To be held June 3, 2008
To Our Stockholders:
You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of American Oil & Gas Inc. to be held on June 3, 2008, at 9:00 am (Denver, Colorado time) at The Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202.
A proxy statement and proxy card for this Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and voting upon the following matters:
1.	The election of five (5) directors for terms of one year each or until their successors are elected and qualified,
2.	To ratify and approve the selection by the Board of Directors of Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and
3.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
Information about the matters to be acted upon at the Annual Meeting is set forth in the accompanying proxy statement.
Stockholders of record at the close of business on May 2, 2008 are the only stockholders entitled to notice of and to vote at the Annual Meeting.
All stockholders are cordially invited to attend the Annual Meeting in person. Whether you expect to attend the Annual Meeting or not, please vote, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the Annual Meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.
By order of the board of directors,
/s/ Patrick D. O’Brien
Patrick D. O’Brien
Chairman and Chief Executive Officer
April 29, 2008
Denver, Colorado

AMERICAN OIL & GAS INC.
1050 17th Street, Suite 2400
Denver, Colorado 80265
(303) 991-0173
PROXY STATEMENT
FOR THE ANNUAL STOCKHOLDERS’ MEETING
ON JUNE 3, 2008

MEETING INFORMATION
This proxy statement is being furnished to the stockholders of American Oil & Gas Inc. (the “Company,” “we,” “us,” or “our”) on or about May 5, 2008, in connection with the solicitation of proxies by the board of directors to be voted at the annual stockholders’ meeting (the “Annual Meeting”). The Annual Meeting will be held on June 3, 2008, at 9:00 am (Denver, Colorado time) at The Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202.
The purpose of the Annual Meeting is to consider and vote upon:
1.	The election of five (5) directors for terms of one year each or until their successors are elected and qualified;
2.	To ratify and approve the selection by the Board of Directors of Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and
3.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
RECORD DATE AND VOTING SECURITIES
You are entitled to one vote for each share of voting common stock you own.
Your proxy will be voted in accordance with the directions you specify in the proxy. If you do not provide directions in the proxy but sign the proxy and return it, your proxy will be voted (a) FOR each of the nominees for director named in the proxy statement, (b) FOR the ratification and approval of Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and (c) in the discretion of the proxy holders, for any other proposals that properly come before the Annual Meeting.
Only those stockholders that owned shares of the Company’s voting common stock on May 2, 2008, the record date established by the board of directors, will be entitled to vote at the Annual Meeting.
QUORUM AND VOTING
In order to have a quorum to transact business at the Annual Meeting, at least a majority of the total number of issued and outstanding shares of common stock must be present at the Annual Meeting, in person or by proxy. If there are not sufficient votes for a quorum or to approve any proposal at the time of the Annual Meeting, the board of directors may postpone or adjourn the Annual Meeting in order to permit the further solicitation of proxies. At any postponed or adjourned meeting, proxies received pursuant to this proxy statement will be voted in the same manner described in this proxy statement with respect to the original meeting. Under the rules applicable to broker-dealers, the proposal for the election of a director is considered to be a routine matter upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. A “broker non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker. For such non-routine matters, the broker cannot vote either way and reports the number of such shares as “non-votes.” Because all matters to be voted upon at the Annual Meeting are routine matters and give brokers discretionary voting powers, there will not be any broker non-votes.

SOLICITATION AND VOTING OF PROXIES
It is important that you are represented by proxy or are present in person at the Annual Meeting. The Company requests that you vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage paid envelope. Your proxy will be voted in accordance with the directions you provide. If you sign, date and return your proxy but do not provide any instructions, your proxy will be voted FOR each of the nominees as directors.
Other than the matters set forth in this proxy statement, the Company is not aware of any additional matters that will be presented for consideration at the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, your proxy will be voted in the discretion of the proxy holder.
You may revoke your proxy at any time prior to its exercise by:
1.	filing a written notice of revocation with the secretary of the Company,
2.	delivering to the Company a duly executed proxy bearing a later date, or
3.	attending the Annual Meeting, filing a notice of revocation with the secretary and voting in person.
The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to our common stockholders will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary, officers and regular employees of the Company may make solicitations of proxies by telephone or telegraph or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company’s common shares held of record by such persons, and the Company will reimburse them for their related charges and expenses.

PROPOSALS FOR STOCKHOLDER ACTION
Proposal 1: Election of Directors
At the Annual Meeting, the stockholders will elect five members of the board of directors of the Company, each to a one-year term. The board of directors has nominated Andrew P. Calerich, Nick DeMare, M.S. (“Moni”) Minhas, Patrick D. O’Brien and Jon R. Whitney to serve as directors.
Directors of the Company serve a one-year term or until their successors are elected and qualified. All of the nominees below currently serve as a director and have indicated their willingness to continue to serve as a director if elected. However, if any of the nominees is unable or declines to serve for any reason, your proxy will be voted for the election of a substitute nominee selected by the proxy holders.
The affirmative vote of a majority of the shares represented at the Annual Meeting is required to elect a director. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for the persons named as management’s nominees for directors of the Company.
Board of Directors
The following table sets forth each of the nominees’ name, age, and positions and offices with the Company. The expiration of each of their current terms as directors of the Company expires at the Annual Meeting. The board of directors recommends a vote FOR each of the nominees set forth below:

Name	Age	Position

Patrick D. O’Brien	59	Chief Executive Officer and Chairman of the Board of Directors

Andrew P. Calerich	43	President and Director

M.S. (“Moni”) Minhas	53	Director

Jon R. Whitney	63	Director

Nick DeMare	53	Director
Patrick D. O’Brien has served as our CEO and as a director of the Company since February 19, 2003. Mr. O’Brien served as our President from February 19, 2003 until July 16, 2003. Mr. O’Brien was chief executive officer, president, co-founder and a director of Tower Colombia Corporation. Prior to co-founding Tower Colombia Corporation in 1995, Mr. O’Brien co-founded Tower Energy in 1984 and co-founded Tower Drilling Company in 1980. Mr. O’Brien began his career in the oil and gas industry with the Dowell Division of Dow Chemical Company where he engineered and supervised all phases of well stimulation and cementing. He joined the Colorado Interstate Gas Company in 1974 where he was responsible for the design, acquisition and development of company-owned gas storage fields. In 1980, Mr. O’Brien joined Montana Power Company as Senior Petroleum Engineer with the responsibility for design, long-range planning and performance economics for its exploration and development programs. Mr. O’Brien has over 30 years oil and gas experience. Mr. O’Brien received his B.S. in Petroleum Engineering from the Montana College of Mineral and Science and Technology.
Andrew P. Calerich has served as our President since July 17, 2003, and as a director since October 30, 2003. He also served as our Chief Financial Officer from July 17, 2003 to June 30, 2006. Mr. Calerich has over 16 years of public company oil and gas finance experience in a variety of capacities for various companies. Most recently, he served as Vice President and Chief Financial Officer for Denver Colorado based PYR Energy Corporation. From 1993 to 1997, he was a business consultant specializing in accounting and finance for public and private oil and gas producers in Denver. From 1990 to 1993, Mr. Calerich was employed as corporate Controller at Tipperary Corporation, a public oil and gas exploration and production company. He began his professional career in public accounting with an international accounting firm. Mr. Calerich earned B.S. degrees in both Accounting and Business Administration at Regis College in Denver.

M.S. (Moni) Minhas has served as a director of the Company since February 19, 2003. Mr. Minhas is a private businessman and consultant who has, over the last eight years, served as a consultant to Quantel Engineering, PanCanadian Petroleum Limited, Talisman Energy, Abu Dhabi National Oil Company (ADNOC), Petronas National Oil Company (Malaysia), Pertamina National Oil Company (Indonesia), ARCO and Wascana, assisting in the optimization of their reserve production and the development of their properties. From 1980 to 1995, he was employed by PanCanadian Petroleum Ltd. (now EnCana Corporation) eventually serving in senior supervisory, administrative and management positions. Mr. Minhas was responsible for the development of major oil and gas properties in partnership with multinational corporations, and also served as Supervisor for Production Revenue Department in the Reservoir/Exploitation Department, as Leader of the Reserves Task Force and as a Project Engineer/Manager. Mr. Minhas received a B.S. in Petroleum Engineering from the University of Calgary, Alberta.
Jon R. Whitney has served as a director since February 2005. Mr. Whitney began his employment with Colorado Interstate Gas Company, a natural gas transmission company, on October 1, 1968 as an accountant and in 1970 was promoted to accounting supervisor. Mr. Whitney joined the regulatory area in 1971 and in 1973 was promoted to Vice President, Regulatory Affairs and Controller. He was subsequently promoted to Senior Vice President and then Executive Vice President, with the additional responsibilities of Administration, Marketing, Engineering and Operations. In 1990, he was promoted to President and Chief Executive Officer and ultimately held various officer positions with 15 different companies within the corporate family. He also has held committee positions with the Interstate Natural Gas Association of America and the American Gas Association and has held directorships with several outside companies and community organizations. Prior to his employment with Colorado Interstate Gas Company, he was a Certified Public Accountant in private practice. Mr. Whitney is currently a member of Peak Energy Ventures, a natural gas consulting company, and also currently serves as a director of Storm Cat Energy, a public reporting company.
Nick DeMare has served as a director, designated audit committee financial expert and as Chairman of the Audit Committee since October 30, 2003. Mr. DeMare holds a Bachelor of Commerce degree from the University of British Columbia and is a member in good standing of the Institute of Chartered Accountants of British Columbia. Since May 1991, Mr. DeMare has been the President of Chase Management Ltd., a private company which provides a broad range of administrative, management and financial services to private and public companies engaged in mineral exploration and development, gold and silver production, oil and gas exploration and production and venture capital. Mr. DeMare indirectly owns 100% of Chase. Mr. DeMare currently serves as an officer and director of the following other public reporting companies:

Names of Reporting Issuers	Positions Held	Market
Aguila American Resources, Ltd.	Director	TSXV
Andean American Mining Corp.	Director	TSXV
Astral Mining Corp.	Director	TSXV
Centrasia Mining Corp.	Director	TSXV, OTCBB
Consolidated Kookaburra Resources Ltd.	Director	TSXV
Enterprise Oil Limited	Director	TSXV
GGL Diamond Corp.	Director	TSXV
GeoPetro Resources Company	Director	TSXV
Gold Point Exploration Ltd	Director, CEO	TSXV
Golden Peaks Resources Ltd.	Director	TSXV
Goldmarca Limited	Director	TSXV
Halo Resources Ltd.	Director, Chairman & CFO	TSXV, OTCBB
Lariat Resources Ltd.	Director	TSXV
Mawson Resources Limited	Director	TSXV
Mirasol Resources Ltd.	Director	TSXV
Tinka Resources Limited	Director	TSXV
Tumi Resources Limited	Director	TSXV, OTCBB
Executive Officers:
Joseph B. Feiten, 56, has served as Chief Financial Officer since June 29, 2006. A Certified Public Accountant for the past 34 years, Mr. Feiten served as Chief Financial Officer for publicly traded Tipperary Corporation from June 2002 until its acquisition by Santos, Ltd in October 2005, for $466 million. Tipperary was a Denver-based independent oil and natural gas exploration, development and production company. For April and May of 2002, Mr. Feiten was a full-time accounting consultant to Tipperary Corporation. For four months following the acquisition, Mr. Feiten was employed by Santos USA, as Vice-President of Accounting for Tipperary Corporation to assist in the transition of Tipperary operations to subsidiaries of Santos, Ltd. From June 2000 through March 2002, Mr. Feiten served as the full-time President of Pediatric Web, Inc., a privately held company, whose majority owner is Mr. Feiten’s brother, pediatrician Daniel Feiten, MD. From June 1974 through May 2000, Mr. Feiten was a CPA with PricewaterhouseCoopers, serving 18 of the last 20 years there as a national or global director in its energy and mining program. Mr. Feiten holds a BSBA in accounting and a MBA from the University of Denver. He is the co-author of the 4th (1996) and 5th (2000) editions of Petroleum Accounting Principles, Procedures, & Issues, the world’s leading reference book on U.S. financial accounting rules for the exploration, development and production of oil and natural gas.

Don E. Schroeder, 57, has served as Vice President of Land since February 12, 2007. Mr. Schroeder began his career in 1978 as a petroleum land man with Amoco Production Company, and later worked in various land management and executive positions in the oil and gas industry. Since September 2005, he has been the managing member of Eagle Path Properties, Inc. assembling and marketing exploration projects in the Rockies. From October 2004 to September 2005, he was land manager for Black Hills Exploration and Production, Inc. He served as the team leader for Northern Rockies Land of EnCana Oil & Gas (USA), Inc. from August 2002 to October 2004. Mr. Schroeder’s primary focus has been in the Rocky Mountains, but he also has experience in Texas, Oklahoma and Canada. Mr. Schroeder holds a B.B.A. degree in petroleum land management from the University of Texas at Austin and an MBA (with honors) from the University of Denver.
Peter T. Loeffler, 54, has served as Vice President of Exploration and Development since June 15, 2007. Since 2001, Mr. Loeffler has worked for Encana Oil and Gas, Inc., and was lead member of the Southern Rocky Mountain Exploration Team. Among his many accomplishments while with Encana, his team designed a 1,200 well development program in the Piceance Basin of Colorado, and he supervised the growth of the annual program budget from $4 million to $320 million over a four year period. Mr. Loeffler has over 30 years of oil and gas experience, and holds a B.A. in Geology from the University of Minnesota and an M.S. in Geology from the University of North Dakota. He began his professional career in 1977 with Kerr McGee Corporation in Casper, WY and has worked for Exxon Company USA and El Paso/Coastal Corporation.
The board of directors recommends a vote FOR the election of each of the nominees.
Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm
The board of directors has appointed Hein & Associates, LLP as the independent registered public accounting firm for the Company for the fiscal year 2008. Stockholder ratification of the appointment is not required under the laws of the State of Nevada, but the board of directors has decided to ascertain the position of the stockholders on the appointment. The board of directors will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares voted at the meeting is required for ratification.
A representative of Hein & Associates, LLP is not expected to be present at the Annual Meeting.
Auditor’s Fees
Fees for professional services provided by the Company’s independent registered public accounting firms in each of the last two fiscal years, in each of the following categories are:

	2007	2006

Audit fees	$60,950	$43,000
Audit-related fees	208,864	100,703
Tax fees	0	12,185
Other fees	0	6,090

	$269,814	$161,978

Fees for audit and audit-related services include fees associated with (i) the audit of the Company’s annual consolidated financial statements, (ii) the reviews of the financial statements included in the Company’s Forms 10-Q, (iii) the attestation of management’s assertions regarding effective internal controls in compliance with the requirements of Section 404 of the Sarbanes Oxley Act, (iv) comfort letters for stock registration and (v) reviews of correspondence with SEC staff. Tax fees included various federal, state and local tax services.

Pre-approval Policies and Procedures
Our audit committee charter provides that the audit committee shall pre-approve all auditing and non-auditing services of the independent registered public accounting firm, subject to de minimus exceptions for other than audit, review or attest services that are approved by the audit committee prior to completion of the audit. Alternatively, our audit committee charter provides that the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures established by the audit committee, provided that the policies and procedures are detailed as to the particular services and the audit committee is informed of each service. All services provided by the independent registered public accounting firm have been pre-approved by our audit committee.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
On March 6, 2006, the board of directors appointed Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005. This appointment represented a change in our public accounting firm from Wheeler Wassoff, P.C. (“Wheeler Wassoff”). The audit committee of the board of directors approved the mutually agreed upon termination of Wheeler Wassoff as our independent registered public accounting firm, and the appointment of Hein & Associates, LLP to serve as our independent registered public accounting firm for the year ended December 31, 2005.
There were no disagreements with Wheeler Wassoff on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the Company’s two most recent fiscal years and any subsequent interim period through the date of dismissal. Wheeler Wassoff’s report on the financial statements did not contain an adverse opinion or disclaimer of opinion and have not been modified as to uncertainty, audit scope or accounting principles.
The board of directors recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm
Other Matters
The Company does not currently know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the proxy holders will vote your proxy in their discretion on such matters.

BOARD OF DIRECTORS
Board of Directors
The business affairs of the Company are managed under the direction of the board of directors. The board of directors meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring approval by the board of directors. It also holds special meetings as required from time to time when important matters arise requiring action between scheduled meetings. The board of directors had seven meetings during the 2007 fiscal year. Each of the Company’s directors participated in at least 75% of the meetings of the board of directors and the committees of the board on which he served during 2007. The Company does not have a formal policy regarding directors’ attendance at the Annual Meeting; however, all incumbent directors, as well as the nominees for election as director, are encouraged to attend each annual meeting of the stockholders of the Company. All incumbent directors attended the 2007 Annual Meeting.
Director Independence
The board of directors has determined that each director other than Patrick O’Brien and Andrew Calerich qualifies as an “Independent Director” as defined in the American Stock Exchange listing standards.
Committees of the Board of Directors
The board of directors had three standing committees during 2007.
•
Nominating and Corporate Governance Committee. The nominating and corporate governance committee has the power to evaluate and determine whether to nominate a candidate for a position on the Company’s board of directors. In determining whether to nominate a candidate, this committee considers relevant management experience, ability to enhance stockholder value and high professional ethics and values. Candidates may come to the attention of the nominating and corporate governance committee from current directors, stockholders, professional search firms, officers or other persons. The nominating and corporate governance committee will review all candidates in the same manner regardless of the source of the recommendation. In 2007, the nominating and corporate governance committee consisted of Nick DeMare, Jon Whitney, and M.S. Minhas, with Mr. Whitney being appointed the Chairman of the committee. The nominating committee met two times in 2007. A copy of the nominating and corporate governance committee’s charter can be found on our website at http://www.americanog.com.

•
Audit Committee. The audit committee of the Company reviews the adequacy of systems and procedures for preparing the financial statements and the suitability of internal financial controls. The audit committee also reviews and approves the scope and performance of the Company’s independent registered public accounting firm. In 2007, the audit committee consisted of Nick DeMare, Jon Whitney, and M.S. Minhas, with Mr. DeMare being appointed the Chairman of the committee. During 2007, the audit committee met eight times. A copy of the audit committee’s charter can be found on our website at http://www.americanog.com. The audit committee reviews and assesses the adequacy of the audit committee charter annually.

•
Audit Committee Financial Expert. The board of directors has determined that Nick DeMare qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

•
Compensation Committee. The compensation committee is empowered to advise management and make recommendations to the board of directors with respect to the compensation and other employment benefits of executive officers and key employees of the Company. The compensation committee members are Nick DeMare, Jon Whitney, and M.S. Minhas, with Mr. Minhas being appointed the Chairman of the committee. During 2007, the compensation committee met two times. A copy of the compensation committee’s charter can be found on our website at http://www.americanog.com.

Certain Transactions, Corporate Governance
Our nominating and corporate governance committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions. The Company has not implemented a written policy concerning the review of related party transactions, but compiles information about transactions between the Company and its directors and officers, their immediate family members, and their affiliated entities, including the nature of each transaction and the amount involved. The board of directors reviews and evaluates this information, with respect to directors, as part of its assessment of each director’s independence. Based on a review of the transactions between the Company and its directors and officers, their immediate family members, and their affiliated entities, the Company has determined that, during the 2007 fiscal year, it was not a party to any transaction in which the amount involved exceeds $120,000 and in which any of the Company’s directors, executive officers or greater than five percent stockholders, or any of their immediate family members or affiliates, have a direct or indirect material interest.
Communications With the Board
Stockholders may communicate with the board of directors, including the non-management directors, by sending a letter to Patrick D. O’Brien, our Chief Executive Officer and Chairman, at our principal executive office address. All such communications shall be shares with the members of the board of directors, or if applicable, a specified committee or director.
Report of the Audit Committee
The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The audit committee meets with the independent auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
The Audit Committee met during the fiscal year ended December 31, 2007 and subsequent to December 31, 2007 for the following purposes: (i) to review and discuss with management the draft of the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, (ii) to discuss with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of the Company’s use of accounting principles and such other matters as are required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standard No. 61, as amended, (iii) to review the written disclosures and the letter received from the independent auditors required by Independence Standards Board Standard No. 1, including written confirmation from the independent auditors confirming the auditors’ independence from management and the Company, and (iv) to discuss with the Company’s independent auditors the overall scope and plans for the audit.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.
This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under those Acts.

The Audit Committee
Nick DeMare, Chairman
M.S. (“Moni”) Minhas
Jon Whitney
Code of Business Conduct and Ethics
The Company has adopted both a Code of Business Conduct and Ethics and a Code of Ethics; each of which apply to all its employees, including its chief executive officer and chief financial officer. Copies of both of these codes are available at our website www.americanog.com.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS
The following table sets forth information as of April 8, 2008 concerning the beneficial ownership of the Company’s voting common stock by: (a) each director, director nominee and named executive officer; (b) each person the Company knows to beneficially own more than 5% of the issued and outstanding shares of a class of common stock; and (c) all of the Company’s executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to all shares they owned, unless otherwise noted. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after April 8, 2008 are deemed exercised and outstanding, while these shares are not deemed exercised and outstanding for computing percentage ownership of any other person.

	Number of Shares of		Percent of Shares
	Common Stock		of Common Stock
Name (1)	Beneficially Owned		Outstanding**

Patrick D. O’Brien	2,791,359	(2)	6.00%
Andrew P. Calerich	1,243,283	(3)	2.67%
Nick DeMare	353,925	(4)	*
M.S. (“Moni”) Minhas	140,863	(5)	*
Jon R. Whitney	140,625	(6)	*
Joseph B. Feiten	90,000	(7)	*
Don E. Schroeder	99,000	(8)	*
Peter T. Loeffler	40,000	(9)	*
Executive officers and directors as a group (10 persons)	9,787,771		21.05%
GLG Partners LP	2,837,874	(10)	6.10%
390 Park Avenue, 20th Floor
New York, New York 10022
Wellington Management Company, LLP	2,947,297	(11)	6.34%
75 State Street
Boston, MA 02109

*	Less than 1% of the issued and outstanding shares of the class.

**	Percentage is calculated on the basis of 46,492,077 shares, the total number of shares of voting common stock outstanding on April 8, 2008.

(1)	Unless otherwise stated, the address for each person in this table is 1050 17th Street, Suite 2400, Denver, Colorado 80265.

(2)	Includes options to purchase 250,000 shares of common stock that are currently exercisable.

(3)	Includes options to purchase 333,333 shares of common stock that are currently exercisable or that became exercisable on April 21, 2008, and 400,000 shares that are pledged.

(4)	Includes options to purchase 40,625 shares of common stock that are currently exercisable.

(5)	Includes options to purchase 40,625 shares of common stock that are currently exercisable.

(6)	Includes options to purchase 140,625 shares of common stock that are currently exercisable.

(7)	Includes options to purchase 90,000 shares of common stock that are currently exercisable.

(8)	Includes options to purchase 90,000 shares of common stock that are currently exercisable.

(9)	Includes options to purchase 30,000 shares of common stock that are currently exercisable.

(10)
Based upon Amendment No. 1 to Schedule 13G dated February 14, 2008. According to Amendment No. 1 to Schedule 13G, GLG Partners LP had shared voting power with respect to 2,837,874 shares, and shared power to dispose of 2,837,874 shares.

(11)
Based upon Amendment No. 3 to Schedule 13G dated February 14, 2008. According to Amendment No. 3 to Schedule 13G, Wellington Management Company, LLP has shared voting power with respect to 2,947,297 shares, and shared power to dispose of 2,947,297 shares.

Equity Compensation Plan Information
The following table shows the number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2007.

	Number of Securities	Weighted Average	Number of Securities
	To Be Issued Upon	Exercise Price of	Remaining Available
	Exercise of	Outstanding	for Future Issuance
	Outstanding Options,	Options, Warrants	Under Equity
Plan Category	Warrants and Rights	and Rights	Compensation Plans

Equity compensation plans approved by security holders	2,515,000	$4.04	1,155,265
Equity compensation plans not approved by security holders	—	—	—

Total	2,515,000	$4.04	1,155,265

EXECUTIVE COMPENSATION
Report of the Compensation Committee
We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in this proxy statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on our reviews and discussions with management, we recommend to the board of directors that the Compensation Discussion and Analysis referred to below be included in this proxy statement.
Submitted by the compensation committee of the board of directors of American Oil & Gas Inc.
Nick DeMare
Jon Whitney
M.S. Minhas
This Report of the Compensation Committee shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act unless the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers for 2007 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
Compensation Philosophy
Our overall compensation philosophy is to provide a compensation package that enables us to attract, retain and motivate named executive officers (“NEOs”) to achieve our short-term and long-term business goals. Consistent with this philosophy, the following goals provide a framework for our NEO compensation program:
•	Pay competitively to attract, retain and motivate NEOs;

•	Relate total compensation for each NEO to overall company performance as well as individual performance;

•	Aggregate the elements of total compensation to reflect competitive market requirements and to address strategic business needs;

•	Expose a portion of each NEO’s compensation to risk, the degree of which will positively correlate to the level of the NEO’s responsibility and performance; and

•	Align the interests of our NEOs with those of our stockholders.
Executive Compensation Program Overview
The executive compensation package available to our named executive officers is comprised of:
•	base salary;

•	long-term incentive compensation; and

•	other welfare and health benefits.

Base Salary
Base salary is designed to provide competitive levels of base compensation to our executives and be reflective of their experience, duties and scope of responsibilities. We pay competitive base salaries required to recruit and retain executives of the quality that we must employ to ensure the success of our Company. The Company’s compensation committee, which is comprised of all non-employee directors, determines the appropriate level and timing of increases in base compensation for the named executive officers.
In making determinations of salary levels for the named executives, the compensation committee considers the entire compensation package for executive officers, including the equity compensation provided under long-term compensation plans. The Company intends for the salary levels to be consistent with competitive practices of comparable institutions and each executive’s level of responsibility. The compensation committee determines the level of any salary increase after reviewing:
•	the qualifications, experience and performance of the particular executive officer;

•	the compensation paid to persons having similar duties and responsibilities in other competitive institutions; and

•	the nature of the Company’s business, the complexity of its activities and the importance of the executive’s experiences to the success of the business.
The compensation committee reviews a survey of compensation paid to executive officers performing similar duties for oil and natural gas companies. The compensation committee reviews and adjusts the base salaries of the Company’s executive officers when deemed appropriate.
Equity Awards
Equity awards for our executives are granted from our 2004 Stock Option Plan (the “2004 Plan”) and our 2006 Stock Incentive Plan (the “2006 Plan,” and together with the 2004 Plan, the “Plans”). The compensation committee grants awards under the Plans in order to align the interests of the named executive officers with our stockholders, and to motivate and reward the named executive officers to increase the stockholder value of the Company over the long term.
Under the 2004 Plan and 2006 Plan, the Company has 169,990 shares of our common stock and 484,275 shares of our common stock, respectively, eligible for issuance as awards to employees, officers, and directors of the Company and its related companies, as well as to other persons who provide services to the Company. The Plans provide for the grant of all equity awards to officers and directors; grants may include, but are not limited to, awards of stock options, restricted stock awards and restricted stock unit awards.
Executive management and the compensation committee believe that stock ownership is a significant incentive in aligning the interests of employees and stockholders, building stockholder value and retaining the Company’s key employees.
Health and Welfare Benefits
All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical and dental coverage. We provide these benefits to meet the health and welfare needs of employees and their families.
Employment Agreements
In order to retain the Company’s senior executive officers, the compensation committee and the board of directors of the Company determined it was in the best interests of the Company to enter into employment agreements with certain officers. The employment contracts are referenced as exhibits to our Report on Form 10-K. We entered into these agreements to ensure that the executives perform their respective roles for an extended period of time. In addition, we also considered the critical nature of each of these positions and our need to retain these executives when we committed to the agreements.
In July 2003, we entered into an employment agreement with Andrew Calerich, who was then our President and Chief Financial Officer. The three-year employment agreement called for a base salary of $8,000 per month, family health and medical benefits and payment of 500,000 shares of common stock upon continued employment as follows: 250,000 shares vesting on July 1, 2004 and 250,000 shares vesting on July 1, 2005. As part of the employment agreement, only that portion of the shares of common stock that had a market value equal to the income tax liability realized upon the vesting of the shares may have been sold prior to July 1, 2005.

Effective April 21, 2005, a new five-year employment agreement was entered into and as a part of the new agreement, 125,000 of the 250,000 shares scheduled to vest on July 1, 2005 vested on May 1, 2005. The new agreement provides for a base annual salary of $95,000, and we granted options to purchase 500,000 shares of our common stock to Mr. Calerich at an exercise price of $3.66 per share, which was the closing price of our common stock on the date of grant. One-sixth of the options vested on each of April 21st of 2005, 2006, and 2007, and one-sixth of the options will vest annually on each April 21st thereafter through 2010. These options expire on May 31, 2010. Effective May 1, 2007, Mr. Calerich’s annual salary was increased to $180,000, and Mr. Calerich was granted a bonus of $25,000.
Effective April 21, 2005, we entered into an employment agreement with Patrick O’Brien, our Chief Executive Officer. The five-year agreement provides for base salary of $95,000 per year and family health and medical benefits.
Effective June 29, 2006, we entered into an employment agreement with Joseph Feiten, our Chief Financial Officer. The five year agreement provides for a base salary of $144,000 per year, and performance-based bonuses at the discretion of our board of directors. Mr. Feiten was granted an option to purchase 250,000 shares of our common stock at an exercise price of $4.95 per share, with 50,000 shares exercisable immediately, and 40,000 shares becoming exercisable on each of June 29, 2007, 2008, 2009, 2010 and 2011. The options expire on June 29, 2016. Effective May 1, 2007, Mr. Feiten’s annual salary was increased to $170,000, and Mr. Feiten was granted a bonus of $20,000.
Effective June 15, 2007, we entered into an employment agreement with Mr. Loeffler for a five-year term with an annual salary of $165,000, and performance-based bonuses at the discretion of our board of directors. Mr. Loeffler also received an option to purchase 150,000 shares of the Company’s common stock at the closing market price of $5.84 per share on the date of grant, exercisable 20% on date of grant and 16% on each of the five anniversaries thereafter. The Company also made a grant to Mr. Loeffler of 100,000 shares of the Company’s common stock, which is subject to a five-year vesting provision for all 100,000 shares.
Summary Compensation Table
The following table sets forth in summary form the compensation earned during the years ended December 31, 2006 and 2007 by our Chief Executive Officer, our Chief Financial Officer, and up to three additional most highly compensated executive officers, each of whom had total compensation (as defined by the SEC) exceeding $100,000. The individuals named in the following table are referred to collectively as the “Named Executive Officers,” or “NEOs”.

								Pensions &
					Stock	Option	Non-Equity	Deferred	All Other
Name and Principal					Awards	Awards	Incentive Plan	Earnings	Compensation
Position	Year		Salary	Bonus	(A)	(A)	Compensation	(B)	(C)	Total

Patrick O’Brien,	2007		$95,000	—	—	—	—	—	$15,986	$110,986
Chief Executive Officer	2006		$95,000	—	—	—	—	—	$15,158	$110,158

Andrew Calerich,	2007		$151,667	$25,000	—	$158,902	—	—	$25,502	$361,071
President	2006		$95,000	—	—	$269,479	—	—	$20,077	$384,556

Joseph Feiten	2007		$161,333	$20,000	—	$75,559	—	—	$12,187	$269,079
Chief Financial Officer	2006	(3)	$64,091	—	—	$132,797	—	—	$4,322	$201,210

Don Schroeder,	2007	(1)	$115,568	—	$49,640	$79,289	—	—	$20,330	$264,827
VP of Land	2006		—	—	—	—	—	—	—	—

Peter Loeffler,	2007	(2)	$90,000	—	$63,267	$57,812	—	—	$14,019	$225,098
VP of Exploration & Development	2006		—	—	—	—	—	—	—	—

(A)
The amounts in these columns reflect the dollar amount expensed for financial statement reporting purposes for the fiscal year ended December 31, 2006 or 2007, as applicable, in accordance with FAS 123(R) of awards and thus may include amounts from awards granted in and prior to such year.

(B)	This column reflects changes in pension value and non-qualified deferred compensation earnings. The Company has no pension plans or non-qualified deferred compensation plans.

(C)	Other Compensation primarily consists of health and dental insurance, Company contributions to 401(k) accounts and smaller amounts for office parking and life insurance.

(1)	Mr. Schroeder’s employment with the Company started on February 12, 2007.

(2)	Mr. Loeffler’s employment with the Company started on June 15, 2007.

(3)	Mr. Feiten’s employment with the Company started on June 29, 2006.

2007 Grants of Plan Based Awards

All Other
								All Other	Option Awards:
								Stock Awards:	Number of	Exercise or	Grant Date Fair
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	Securities	Base Price	Value of Stock
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Shares of Stock	Underlying	of Option	and Option
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards

Patrick O’Brien	—	—	—	—	—	—	—	—	—	—	—

Andrew Calerich	—	—	—	—	—	—	—	—	—	—	—

Joseph Feiten	—	—	—	—	—	—	—	—	—	—	—

Peter Loeffler	6/15/2007	—	—	—	—	—	—	100,000	150,000	$5.84	6/15/2007

Don Schroeder	2/12/2007	—	—	—	—	—	—	25,000	250,000	$5.84	2/14/2007
2007 Outstanding Equity Awards at Fiscal Year-End

	Option Awards
			Equity Incentive
			Plan Awards:
			Number of
			Securities
	Number of Securities Underlying		Underlying	Option	Option
	Unexercised Options (#)		Unexercised	Exercise	Expiration
Name	Exercisable	Unexercisable	Unearned Options	Price	Date

Patrick O’Brien	250,000	—	—	$1.25	7/14/2010

Andrew Calerich	250,000	250,000	—	$3.66	4/20/2015

Joseph Feiten	90,000	160,000	—	$4.95	6/28/2016

Peter Loeffler	30,000	120,000	—	$5.84	6/14/2017

Don Schroeder	50,000	200,000	—	$5.84	8/12/2014 *

*	Average option expiration date. Portions expire in 2012, 2013, 2014, 2015, 2016 and 2017.

2007 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise (A)	Acquired on Vesting	on Vesting (B)

Patrick O’Brien	—	—	—	—

Andrew Calerich	—	—	—	—

Joseph Feiten	—	—	—	—

Peter Loeffler	—	—	—	—

Don Schroeder	—	—	5,000	$29,200

(A)
The value realized is equal to the amount that is taxable to the plan participant, which was the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(B)
The value realized by the named executive officer upon the vesting of stock or the transfer of such instruments for value is the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock or units by the market value of the underlying shares on the vesting date.

2007 Director Compensation Table
The following table contains information pertaining to the compensation of the Company’s board of directors for the 2007 fiscal year.

					Change
					in Pension Value
					and Nonqualified
	Fees Earned			Non-Equity	Deferred
	Or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	In Cash	Awards	Awards	Compensation	Earnings	Compensation	Total

Patrick O’Brien	—	—	—	—	—	—	—

Andrew Calerich	—	—	—	—	—	—	—

M.S. Minhas	—	—	$48,750	—	—	—	$48,750

Nick DeMare	—	—	$48,750	—	—	—	$48,750

Jon Whitney	—	—	$48,750	—	—	—	$48,750
The amounts under Option Awards reflect the dollar amount expensed for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of awards and thus may include amounts from awards granted in and prior to 2007.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Company’s compensation committee (Nick DeMare, Jon Whitney and M.S. Minhas) (i) was, during the fiscal year, an officer or employee of the Company; (ii) was formerly an officer of the Company; or (iii) had a relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K.
SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. During 2007, based solely on the Company’s review of theses reports, it believes that the Company’s Section 16(a) reports were filed timely by its executive officers and directors.

ADDITIONAL INFORMATION
Stockholder Proposals for 2009
In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2008 fiscal year, proposals by individual stockholders must be received by us no later than January 6, 2009.
In order for a stockholder proposal that is not included in the Company’s proxy statement for next year’s annual meeting of stockholders following the end of our 2008 fiscal year to be properly brought before such meeting, such proposal must be delivered to, or mailed and received by, the Corporate Secretary at the Company’s executive offices no later than March 21, 2009.
Annual Report
A copy of the Company’s 2007 Annual Report to Stockholders accompanies this proxy statement. This report is not part of the proxy solicitation materials.
Upon written request, the Company will furnish to any stockholder without charge a copy of its annual report on Form 10-K for the year ended December 31, 2007. Such written requests should be directed to American Oil & Gas Inc., 1050 17th Street, Suite 2400, Denver, Colorado 80265, Attn: Secretary.

AMERICAN OIL & GAS INC.
1050 17th Street, Suite 2400, Denver, CO 80265
*** PROXY ***
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Patrick D. O’Brien and Andrew P. Calerich, or either of them, as proxies, with full power of substitution and revocation, the true and lawful attorney and proxies of the undersigned at the Annual Meeting of Stockholders of American Oil & Gas Inc. (the “Company”) to be held at 9:00 am (Denver, Colorado time) on June 3, 2008, at The Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202, or any adjournments thereof, to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of common stock of the Company as the undersigned may otherwise be entitled to vote on the record date for the Annual Meeting with all powers the undersigned would possess if personally present at the Annual Meeting, with respect to the matters set forth below and described in the Notice of the Annual Meeting of Stockholders, dated April 29, 2008, and the accompanying proxy statement of the Company.
1.	Election of the Board of Directors until the next Annual Meeting ☐ For all nominees listed below (except as marked to the contrary)

	For the Nominee	Against the Nominee	Abstain

1. Patrick D. O’Brien	☐	☐	☐
2. Andrew P. Calerich	☐	☐	☐
3. M.S. (“Moni”) Minhas	☐	☐	☐
4. Nick DeMare	☐	☐	☐
5. Jon R. Whitney	☐	☐	☐
2.	Ratification of the employment of Hein & Associates, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2008.

☐ For	☐ Against	☐ Abstain
3.	Any other business as may properly come before the Annual Meeting or any adjournment thereof.

☐ For	☐ Against	☐ Abstain
Each of the Proxies is authorized to vote upon such other business that may properly come before the Annual Meeting.
The Board of Directors recommends a vote “FOR” all proposals listed. If no directions are given by the person(s) executing this Proxy, the shares will be voted in favor of all listed proposals. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and unless otherwise specified, the shares will be voted for all proposals.
Please date and sign this Proxy exactly as your name appears on your certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and submit powers of attorney or other appropriate document. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2008

Please print or type your name here

Signature

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Please mark, sign, date and return this Proxy promptly to the addressee in the enclosed stamped envelope. If you have had a change of address, please print or type your new address(es) in the space below: